Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2014 Earnings

LOS ALTOS, Calif., May 1, 2014 —DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the first quarter ended March 31, 2014.

Financial Results Highlights:

●	Non-GAAP diluted EPS of $0.03 and GAAP diluted LPS of $0.04, exceeding guidance

●	First quarter revenues of approximately $32.9 million, above mid-point of guidance

●	Gross margins of 39.6%, at the high end of guidance

●	Maintained positive non-GAAP operating income for the sixth consecutive quarter

●	Non-GAAP net income of $0.8 million, representing eighth consecutive quarter of non-GAAP net income

●	Repurchased 596,000 shares for a total consideration of $5.3 million

●	Net cash and cash equivalents of $117 million

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, "We are pleased with our financial results for the first quarter, which exceeded our guidance in almost every financial metric. Moreover, we believe that the excess inventory depletion cycle which negatively impacted revenues in the first quarter, as originally expected, is now behind us and we are well positioned for sequential revenue growth in the second quarter".

Mr. Elyakim added, "During the quarter we successfully met key milestones in our business plan, which will enable us to more meaningfully expand our reach beyond cordless telephony with new product offerings. One of our most important achievements was a major design win with a tier 1 OEM for VoIP products that will significantly expand our market footprint and revenue growth in the Office segment. We are well positioned to meet all the milestones we have set forth in our plan for this year and consequently achieve an inflection point in our business in 2015".

Products and Market Highlights:

●	Secured a major IP phone design win with a tier 1 OEM based on DSP Group’s DVF99 SoC

●	Grandstream launched three new enterprise grade VoIP phones based on DSP Group’s DVF99 SoC

●	Sercomm began shipments of its new home gateway to a tier 1 service provider based on our DECT CAT-iq SoC

●	ProSyst, Rockethome and DSP Group partner to offer end-to-end ULE-based home automation and security platform

●	Leading security service provider and a tier 1 OEM customer selected our DECT-ULE SoC to power their wireless security and safety offerings

2014 First Quarter Results

GAAP Results:

Revenues for the first quarter of 2014 were $32,886,000, a decrease of 17% from revenues of $39,650,000 for the first quarter of 2013. Net loss for the first quarter of 2014 was $988,000, as compared to net income of $1,172,000 for the first quarter of 2013. Loss per share for the first quarter of 2014 was $0.04, as compared to a basic and diluted income per share of $0.05 for the first quarter of 2013.

Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the first quarter of 2014 were $755,000 and $0.03, respectively, as compared to non-GAAP net income and diluted earnings per share of $2,536,000 and $0.11, respectively, for the first quarter of 2013. Non-GAAP net income and earnings per share for the first quarter of 2014 excluded the impact of amortization of acquired intangible assets in the amount of $397,000, associated with the acquisitions of NXP’s CIPT business and BoneTone Communications, equity-based compensation expenses of $1,443,000 and amortization of deferred tax liability related to intangible assets acquired in the BoneTone acquisition in the amount of $97,000.

Non-GAAP net income and earnings per share for the first quarter of 2013 excluded the impact of amortization of acquired intangible assets in the amount of $418,000, associated with the acquisitions of NXP’s CIPT business and BoneTone, equity-based compensation expenses of $1,043,000 and amortization of deferred tax liability related to intangible assets acquired in the BoneTone acquisition in the amount of $97,000.

Earnings Conference Call Details:

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the second quarter of 2014, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 877 280 1254 (domestic US) or +1 646 254 3388 (international) approximately 10 minutes prior to the starting time. The password is DSP Group. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: http://www.media-server.com/m/p/a9gsrudj

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 347 366 9565 (domestic US) or +44 203 427 0598 (international) and enter the company access code: 2226079#

For more information, please contact Christopher Basta, Director of Investor Relations, at: Office: 1-408-240-6844

Cell: 1-631-796-5644

Email: chris.basta@dspg.com

Presentation on Non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2014 to the same period in 2013 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statement that the excess inventory depletion cycle experienced by DSP Group concluded in the first quarter of 2014 and that the company is well positioned for sequential revenue growth in the second quarter of 2014, as well as his statement that DSP Group is well positioned to meet all the milestones set forth in its business plan and the successful execution of such milestones will enable DSP Group to more meaningfully expand its reach beyond cordless telephony to new product offerings and consequently enable DSP Group to achieve an inflection point in its business in 2015. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the consumer electronics market to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the commercial launch of new products; slower than expected change in the nature of residential communications domain; DSP Group's ability to manage costs, DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner or the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2013, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market.

At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies.

DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go.

For more information, visit www.dspg.com.

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
	Unaudited	Unaudited

Revenues	$32,886	$39,650
Cost of revenues	19,872	23,944

Gross profit	13,014	15,706
Operating expenses:
Research and development, net	8,205	9,151
Sales and marketing	3,086	3,051
General and administrative	2,717	2,622
Amortization of intangible assets	397	418

Total operating expenses	14,405	15,242

Operating income (loss)	(1,391)	464
Other income :
Financial income, net	412	570

Income (loss) before taxes on income	(979)	1,034
Taxes on income (income tax benefit)	9	(138)

Net income (loss)	$(988)	$1,172

Net earnings (loss) per share:
Basic	$(0.04)	$0.05
Diluted	$(0.04)	$0.05

Weighted average number of shares used in per share computations of net income (loss) per share
Basic	22,378	21,897
Diluted	22,378	22,246

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(In thousands, except per share amounts)

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
	Unaudited	Unaudited
GAAP net income (loss)	$(988)	$1,172
Equity-based compensation expense included in cost of revenues	82	63
Equity-based compensation expense included in research and development , net	644	468
Equity-based compensation expense included in sales and marketing	162	135
Equity-based compensation expense included in general and administrative	555	377
Amortization of intangible assets	397	418
Amortization of deferred tax liability related to intangible assets acquired in BoneTone acquisition	(97)	(97)

Non-GAAP net income	$755	$2,536

Weighted-average number of common stock used in computation of GAAP diluted net income (loss) per share (in thousands)	22,378	22,246

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted stock units (in thousands)	1,631	373

Weighted-average number of common stock used in computation of non-GAAP diluted net income (loss) per share (in thousands),	24,009	22,619

GAAP diluted net income (loss) per share	$(0.04)	$0.05
Equity-based compensation expense	0.06	0.05
Amortization of intangible assets	0.02	0.02
Amortization of deferred tax liability related to intangible assets acquired in BoneTone acquisition	(0.01)	(0.01)
Non-GAAP diluted net income per share	$0.03	$0.11

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$14,464	$23,578
Restricted deposits	67	77
Marketable securities and short term deposits	13,458	13,895
Trade receivables, net	22,569	21,195
Inventories	12,193	12,334
Other accounts receivable and prepaid expenses	3,071	2,641
Deferred income taxes	90	92
Total current assets	65,912	73,812

Property and equipment, net	2,863	2,837

Long term marketable securities and deposits	89,220	90,162
Severance pay fund	11,493	11,168
Intangible assets, net	11,589	11,986
Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	103	100
	114,605	115,616
Total assets	$183,380	$192,265

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$12,634	$14,149
Other current liabilities	13,427	17,362
Total current liabilities	26,061	31,511

Accrued severance pay	11,517	11,179
Accrued pensions	988	981
Deferred income taxes	1,087	1,183
Total long term liabilities	13,592	13,343

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	351,937	350,494
Accumulated other comprehensive income	(943)	(821)
Less – Cost of treasury stock	(120,360)	(118,749)
Accumulated deficit	(86,929)	(83,535)
Total stockholders’ equity	143,727	147,411
Total liabilities and stockholders’ equity	$183,380	$192,265